EXHIBIT 1


                             JOINT FILING AGREEMENT



        In accordance with Rule 13d-1(k) (l)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated December 8 2003 (including amendments thereto) with respect to the Common Shares of Global Sources Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such
Statement:



Dated: December 8, 2003                    HILL STREET TRUSTEES LIMITED,
                                           as trustee of the Quan Gung '86 Trust

                                           By:    /s/RFV Jeune
                                           Name:  RFV Jeune
                                           Title: Director



                                           HUNG LAY SI CO. LTD.

                                           By:    /s/William R. Seitz
                                           Name:  Willaim R. Seitz
                                           Title: Director